Exhibit 99.1

BridgeBio Pharma Reports First Quarter 2024 Financial Results and Business Update

- Presented cardiac magnetic resonance (CMR) imaging evidence consistent with clinical improvement observed in patients with transthyretin amyloid cardiomyopathy (ATTR-CM) in the ATTRibute-CM Phase 3 study of acoramidis at the American College of Cardiology Annual Scientific Sessions; additional detailed results from ATTRibute-CM are planned for presentation at 2024 medical meetings, including four abstracts accepted for the European Society of Cardiology Heart Failure conference and eleven abstracts accepted for the International Symposium on Amyloidosis in May 2024

- The Company believes there is potential to pursue Accelerated Approval for BBP-418 based on recent interactions with the FDA on the use of glycosylated alpha dystroglycan (αDG) levels as a surrogate endpoint; the FORTIFY Phase 3 trial of BBP-418 in limb-girdle muscular dystrophy type 2I/R9 (LGMD2I/R9) continues to enroll, with full enrollment of the interim analysis population expected in 2024

- BridgeBio secured up to $1.5 billion in a Q1 2024 capital campaign that included a European licensing agreement for acoramidis in ATTR-CM, a Japanese licensing agreement for infigratinib in skeletal dysplasias, a financing in exchange for a 5% royalty on future acoramidis net sales, a credit facility refinancing existing senior secured credit, and primary stock sales

- The Company announced the launch of BridgeBio Oncology Therapeutics (BBOT) with a $200 million private financing to accelerate the development of its novel precision oncology pipeline

- The Company’s Marketing Authorization Application (MAA) for acoramidis was accepted by review for the European Medicines Agency (EMA), with an expected approval in 2025; this is in addition to the November 29, 2024 PDUFA date set by the U.S. Food and Drug Administration (FDA) for the company’s New Drug Application (NDA) for acoramidis for the treatment of ATTR-CM

- The Company ended the quarter with $520 million in cash, cash equivalents, marketable securities and short-term restricted cash

Palo Alto, CA – May 2, 2024 – BridgeBio Pharma, Inc. (Nasdaq: BBIO) (BridgeBio or the Company), a commercial-stage biopharmaceutical company focused on genetic diseases and cancers, today reported its financial results for the first quarter ended March 31, 2024, and provided an update on the Company’s operations.

“In addition to the important scientific work we have done to advance our patient mission this quarter, we have also taken a first step towards streamlining our firm and thereby unlocking value for patients and investors alike,” said Neil Kumar, Ph.D., founder and CEO of BridgeBio. “We believe the launch of BBOT better aligns investors with an opportunity that was being hidden in our pipeline, and our partnership with these new investors enables us to prosecute these oncology programs more quickly and with higher fidelity. In tandem with our progress in corporate simplification and balance sheet strengthening, we continue to prepare for what we believe will be a world class launch this year in ATTR-CM and we continue to enroll our achondroplasia, ADH1 and LGMD2I/R9 clinical trials, all of which are expected to complete enrollment this year.”

BridgeBio’s late stage programs:

•
Acoramidis (AG10) – Transthyretin (TTR) stabilizer for transthyretin amyloid cardiomyopathy (ATTR-CM):
o
The EMA accepted the Company’s MAA for acoramidis for review, with an expected approval in 2025. This is in addition to the Prescription Drug User Fee Act (PDUFA) date of November 29, 2024 set by the U.S. FDA for the Company’s NDA for acoramidis for the treatment of ATTR-CM.
o
In March 2024, the Company entered into a licensing agreement granting Bayer exclusive rights to commercialize acoramidis for ATTR-CM in Europe; in exchange, BridgeBio is entitled to receive among other consideration:
▪
Tiered royalties beginning in the low-thirties percent, and
▪
Up to $310 million in upfront and near-term milestone payments, as well as additional sales milestones.
o
The Company presented cardiac magnetic resonance imaging evidence from an exploratory substudy where treatment with acoramidis was associated with possible cardiac structural and functional improvement compared with placebo, with potential cardiac amyloid regression. This evidence is consistent with clinical improvement observed in the Company’s ATTRibute-CM Phase 3 study of acoramidis in patients with ATTR-CM.
o
Additional detailed results of the Company’s ATTRibute-CM study are planned for presentation at 2024 medical meetings, including four abstracts accepted for presentation at the European Society of Cardiology Heart Failure conference in May 2024, and eleven abstracts accepted for presentation at the International Symposium on Amyloidosis in May 2024.
•
Low-dose infigratinib – FGFR1-3 inhibitor for achondroplasia and hypochondroplasia:
o
The PROPEL 3 global Phase 3 registrational study of infigratinib in achondroplasia continues to enroll; study completion continues to be anticipated for 2025.
o
The Company anticipates initiating its clinical program for hypochondroplasia in 2024, as part of its commitment to exploring the potential of infigratinib on the wider medical and functional impacts of achondroplasia, hypochondroplasia and other skeletal dysplasias.
•
BBP-418 – Glycosylation substrate for limb-girdle muscular dystrophy type 2I/R9 (LGMD2I/R9):
o
The Company believes there is potential to pursue Accelerated Approval for BBP-418 based on recent interactions with the FDA on the use of glycosylated αDG levels as a surrogate endpoint.
o
FORTIFY, the global Phase 3 registrational trial of BBP-418 in LGMD2I/R9, continues to enroll in the U.S., Europe and Australia. Full enrollment of the interim analysis population is expected in 2024.
•
Encaleret – Calcium-sensing receptor (CaSR) inhibitor for autosomal dominant hypocalcemia type 1 (ADH1):
o
CALIBRATE, the Phase 3 clinical trial of encaleret in ADH1, continues to enroll; the Company anticipates sharing topline data from CALIBRATE in 2025.

Recent Corporate Updates:

•
The Company announced the launch of BridgeBio Oncology Therapeutics (BBOT) with a $200 million private financing to accelerate the development of its novel precision oncology pipeline.
•
The $200 million financing was led by Cormorant Asset Management and co-led by Omega Funds, with participation from affiliates of Deerfield Management, GV (Google Ventures), EcoR1 Capital, Wellington Management, Enavate Sciences, Surveyor Capital (a Citadel company), Aisling Capital, Casdin Capital, and Longwood Fund.
•
BBOT will be led by Eli Wallace, Ph.D. as CEO and Pedro Beltran, Ph.D. as CSO; the Board of Directors for BBOT will be chaired by Frank McCormick, Ph.D., David A. Wood Distinguished Professor of Tumor Biology and Cancer Research at UCSF and advisor to the National Cancer Institute’s RAS Initiative at Frederick National Laboratory for Cancer Research. Raymond Kelleher, M.D., Ph.D., Managing Director Cormorant Asset Management, Michelle Doig, Partner, Omega Funds, and Neil Kumar, Ph.D., CEO of BridgeBio will serve as directors.

First Quarter 2024 Financial Results:

Cash, Cash Equivalents, Marketable Securities and Short-term Restricted Cash

Cash, cash equivalents, marketable securities and short-term restricted cash, totaled $519.8 million as of March 31, 2024, compared to $392.6 million of cash, cash equivalents and short-term restricted cash as of December 31, 2023. The $127.2 million net increase in cash, cash equivalents, marketable securities and short-term restricted cash was primarily attributable to net proceeds received from the term loan under the credit facility with Blue Owl of $437.7 million, net proceeds received of $315.3 million from various equity financings, proceeds from the sale of investments in equity securities of $63.2 million, and special cash dividends received from investments in equity securities of $25.7 million. These were primarily offset by refinancing of the Company’s previous senior secured credit and inclusive of prepayment fees and exit-related costs in aggregate of $473.4 million, net cash used in operating activities of $219.5 million and purchases of equity securities of $20.3 million during the three months ended March 31, 2024.

Revenue

Revenue for the three months ended March 31, 2024, were $211.1 million, as compared to $1.8 million for the same period in the prior year. The $209.3 million net increase for the three months ended March 31, 2024, compared to the same period in the prior year, was primarily due to the recognition of non-refundable upfront payments under the Bayer and the Kyowa Kirin exclusive license agreements. The remaining license and services revenue was recognized in connection with the Navire-BMS License Agreement, which was entered into in May 2022 and for which BMS provided notice of termination in March 2024 with a termination effective in June 2024.

Operating Costs and Expenses

Operating costs and expenses for the three months ended March 31, 2024 were $210.8 million compared to $128.0 million for the same period in the prior year.

The overall increase of $82.8 million in operating costs and expenses for the three months ended March 31, 2024, compared to the same period in the prior year, was primarily due to an increase of $48.1 million in research and development and other expenses (R&D) to advance the Company’s pipeline of development programs, and an increase of $34.7 million in selling, general and administrative (SG&A) expenses mainly to support commercialization readiness efforts. Operating costs and expenses for the three months ended March 31, 2024, include $22.5 million of nonrecurring deal-related costs for transactions that were closed during the period.

Restructuring, impairment and related charges for the three months ended March 31, 2024 amounted to $3.4 million. These charges primarily consisted of impairments and write-offs of long-lived assets, severance and employee-related costs, and exit and other related costs. Restructuring, impairment and related charges for the same period in the prior year was $3.4 million. These charges primarily consisted of winding down, exit costs, and severance and employee-related costs.

Stock-based compensation expenses included in operating costs and expenses for the three months ended March 31, 2024 were $28.9 million, of which $12.8 million is included in R&D expenses, and $16.1 million is included in SG&A expenses. Stock-based compensation expenses included in operating costs and expenses for the same period in the prior year were $23.5 million, of which $11.8 million is included in R&D expenses, and $11.7 million is included in SG&A expenses.

“With our recent equity financing activities, our licensing deal with Bayer for European commercial rights to acoramidis, our royalty funding agreement for $500 million upon FDA approval of acoramidis, and now the private financing of BBOT to advance our oncology pipeline into the clinic, we are in a strong financial position to launch acoramidis in the US at the end of this year and deliver three Phase 3 readouts in 2025,” said Brian Stephenson, Ph.D., CFA, Chief Financial Officer of BridgeBio.

BRIDGEBIO PHARMA, INC.

Condensed Consolidated Statements of Operations

(in thousands, except shares and per share amounts)

	Three Months Ended March 31,
	2024	2023
	(Unaudited)
Revenue	$211,120	$1,826
Operating costs and expenses:
Research, development and other expenses	141,570	93,512
Selling, general and administrative	65,807	31,108
Restructuring, impairment and related charges	3,400	3,369
Total operating costs and expenses	210,777	127,989
Income (loss) from operations	343	(126,163)
Other expense, net:
Interest income	4,075	4,153
Interest expense	(23,471)	(20,121)
Loss on extinguishment of debt	(26,590)	—
Other income (expense), net	9,483	(601)
Total other expense, net	(36,503)	(16,569)
Net loss	(36,160)	(142,732)
Net loss attributable to redeemable convertible noncontrolling interests and noncontrolling interests	944	2,576
Net loss attributable to common stockholders of BridgeBio	$(35,216)	$(140,156)
Net loss per share, basic and diluted	$(0.20)	$(0.92)
Weighted-average shares used in computing net loss per share, basic and diluted	178,705,310	152,645,635

	Three Months Ended March 31,
Stock-based Compensation	2024	2023
	(Unaudited)
Research, development and other expenses	$12,779	$11,779
Selling, general and administrative	16,071	11,698
Total stock-based compensation	$28,850	$23,477

BRIDGEBIO PHARMA, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2024	2023
Assets	(Unaudited)	(1)
Cash and cash equivalents and marketable securities	$519,691	$375,935
Investments in equity securities	-	58,949
Receivables from licensing and collaboration agreements	235,494	1,751
Short-term restricted cash	131	16,653
Prepaid expenses and other current assets	28,108	24,305
Property and equipment, net	11,414	11,816
Operating lease right-of-use assets	8,052	8,027
Intangible assets, net	25,721	26,319
Other assets	20,722	22,625
Total assets	$849,333	$546,380
Liabilities, Redeemable Convertible Noncontrolling Interests and Stockholders’ Deficit
Accounts payable	$4,728	$10,655
Accrued and other liabilities	118,248	122,965
Operating lease liabilities	12,841	13,109
Deferred revenue	33,847	9,823
2029 Notes, net	737,392	736,905
2027 Notes, net	543,823	543,379
Term loan, net	434,717	446,445
Other long-term liabilities	595	5,634
Redeemable convertible noncontrolling interests	525	478
Total BridgeBio stockholders' deficit	(1,049,528)	(1,354,257)
Noncontrolling interests	12,145	11,244
Total liabilities, redeemable convertible noncontrolling interests and stockholders’ deficit	$849,333	$546,380

(1)	The condensed consolidated financial statements as of and for the year ended December 31, 2023 are derived from the audited consolidated financial statements as of that date.

BRIDGEBIO PHARMA, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2024	2023
Operating activities:
Net loss	$(36,160)	$(142,732)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on extinguishment of debt	26,590	—
Stock-based compensation	17,057	21,907
Accretion of debt	2,015	2,338
Depreciation and amortization	1,596	1,633
Noncash lease expense	1,069	1,032
Accrual of payment-in-kind interest on term loan	—	3,339
Loss on deconsolidation of PellePharm	—	1,241
Gain from investment in equity securities, net	(8,136)	(964)
Other noncash adjustments	1,631	(314)
Changes in operating assets and liabilities:
Receivables from licensing and collaboration agreements	(233,743)	6,318
Prepaid expenses and other current assets	(3,345)	(3,542)
Other assets	444	(483)
Accounts payable	(5,927)	(3,800)
Accrued compensation and benefits	(14,969)	(18,369)
Accrued research and development liabilities	11,168	(2,556)
Operating lease liabilities	(1,595)	(1,250)
Deferred revenue	24,024	(1,748)
Accrued professional and other liabilities	(1,256)	(6,372)
Net cash used in operating activities	(219,537)	(144,322)
Investing activities:
Purchases of marketable securities	(44,395)	—
Maturities of marketable securities	—	18,000
Purchases of investments in equity securities	(20,271)	(47,474)
Proceeds from sales of investments in equity securities	63,229	42,287
Proceeds from special cash dividends received from investments in equity securities	25,682	—
Payment for an intangible asset	(797)	—
Purchases of property and equipment	(695)	(12)
Decrease in cash and cash equivalents resulting from deconsolidation of PellePharm	—	(503)
Net cash provided by investing activities	22,753	12,298
Financing activities:
Proceeds from term loan under Financing Agreement	450,000	—
Issuance costs and discounts associated with term loan under Financing Agreement	(12,254)	—
Repayment of term loan under Loan and Security Agreement	(473,417)	—
Proceeds from issuance of common stock through public offerings, net	315,254	143,016
Proceeds from BridgeBio common stock issuances under ESPP	2,364	1,809
Proceeds from stock option exercises, net of repurchases	537	193
Repurchase of RSU shares to satisfy tax withholding	(2,936)	(512)
Other financing activities	—	5,743
Net cash provided by financing activities	279,548	150,249
Net increase in cash, cash equivalents and restricted cash	82,764	18,225
Cash, cash equivalents and restricted cash at beginning of period	394,732	416,884
Cash, cash equivalents and restricted cash at end of period	$477,496	$435,109

	Three Months Ended March 31,
	2024	2023
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$35,315	$22,059
Supplemental Disclosures of Noncash Investing and Financing Information:
Unpaid issuance costs associated with term loan under Financing Agreement	$3,732	$—
Unpaid public offering issuance costs	$513	$—
Deferred and unpaid issuance costs recorded to "Accrued professional and other accrued liabilities"	$458	$—
Unpaid property and equipment	$70	$96
Transfers to noncontrolling interests	$(1,857)	$(2,843)
Reconciliation of Cash, Cash Equivalents and Restricted Cash:
Cash and cash equivalents	$475,222	$407,368
Restricted cash	131	25,503
Restricted cash — Included in “Other assets”	2,143	2,238
Total cash, cash equivalents and restricted cash at end of period shown in the condensed consolidated statements of cash flows	$477,496	$435,109

About BridgeBio Pharma, Inc.

BridgeBio Pharma, Inc. (BridgeBio) is a commercial-stage biopharmaceutical company founded to discover, create, test, and deliver transformative medicines to treat patients who suffer from genetic diseases and cancers with clear genetic drivers. BridgeBio’s pipeline of development programs ranges from early science to advanced clinical trials. BridgeBio was founded in 2015 and its team of experienced drug discoverers, developers and innovators are committed to applying advances in genetic medicine to help patients as quickly as possible. For more information visit bridgebio.com and follow us on LinkedIn and Twitter.

BridgeBio Pharma, Inc. Forward-Looking Statements

This press release contains forward-looking statements. Statements in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), which are usually identified by the use of words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “remains,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements, including statements relating to the clinical and therapeutic, market potential of the Company’s programs and product candidates, including the statements in Dr. Kumar’s and Dr. Stephenson’s quotes regarding the potential commercial launch of acoramidis (if approved), continued advancement in the Company’s pipeline, including enrollments in clinical trials and anticipated readouts, and other benefits resulting from recent financing activities; the statements related to the FDA’s planned actions regarding the Company’s NDA for acoramidis for the treatment of ATTR-CM; the potential outcomes of regulatory reviews by the FDA and the EMA; the timing and success of the Company’s clinical development programs, including the progress of the Company’s clinical development program for acoramidis for patients with ATTR-CM, and the Company’s plan for, and the expected timing of, presenting additional detailed results of ATTRibute-CM study at medical meetings; the potential payments we may receive under the recent license agreement with Bayer; the continuation of PROPEL 3, the Company’s Phase 3 study of infigratinib for achondroplasia and the expected timing for full enrollment in the study; the Company’s commitment to exploring the potential of infigratinib and the expectation and timing of the initiation of the Company’s clinical program for hypochondroplasia; the continuation and progress of FORTIFY, the Phase 3 trial of BBP-418 for LGMD2I/R9, including the ongoing enrollment in the United States, Europe and Australia, the expectation and timing of full enrollment of the interim analysis population, and the potential to pursue Accelerated Approval for BBP-418 based on recent interactions with the FDA; the continued enrollment in CALIBRATE, the Phase 3 clinical trial of encaleret, and the timing for sharing topline data from CALIBRATE; the expectation to accelerate the development of the Company’s novel precision oncology pipeline; and the Company’s financial performance, capitalization status, strategy, business plans and goals reflect the Company’s current views about the Company’s plans, intentions, expectations and strategies, which are based on the information currently available to us and on assumptions we have made. Although the Company believes that its plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, but not limited to, initial and ongoing data from the Company’s preclinical studies and clinical trials not being indicative of final data, the potential size of the target patient populations the Company’s product candidates are designed to treat not being as large as anticipated, the design and success of ongoing and planned clinical trials, future regulatory filings, approvals and/or sales, despite having ongoing and future interactions with the FDA or other regulatory agencies to discuss potential paths to registration for the Company’s product candidates, the FDA or such other regulatory agencies not agreeing with the Company’s regulatory approval strategies, components of the Company’s filings, such as clinical trial designs, conduct and methodologies, or the sufficiency of data submitted, the continuing success of the Company’s collaborations, the Company’s ability to obtain additional funding, including through less dilutive sources of capital than equity financings, potential volatility in the Company’s share price, the impacts of current macroeconomic and geopolitical events, including changing conditions from hostilities in Ukraine and in Israel and the Gaza Strip, increasing rates of inflation and rising interest rates, on business operations and expectations, as well as those risks set forth in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K and the Company’s other filings with the U.S. Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of the Company’s management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

BridgeBio Contact:
Vikram Bali
contact@bridgebio.com
(650)-789-8220